Exhibit 99.1

For Immediate Release

CORIUM ANNOUNCES APPOINTMENT OF PAUL GODDARD, PH.D. TO BOARD OF DIRECTORS

MENLO PARK, Calif., September 17, 2014 — Corium International, Inc. (NASDAQ: CORI), a commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty transdermal products, today announced the appointment of Paul Goddard, Ph.D. to the Company’s Board of Directors.

“We are pleased to welcome Paul Goddard to Corium’s Board.  With our current focus on advancing Corium’s proprietary pipeline and expanding our partnered R&D programs, Paul brings to our Board a wealth of experience in building companies, developing pharmaceutical products and creating shareholder value,” said Peter Staple, Corium’s President and Chief Executive Officer.

Dr. Goddard has guided companies at all stages of development over his more than 30 years in the life science industry.  He has held senior executive positions in several leading pharmaceutical and biotechnology companies, including Neurex Corporation, Elan Pharmaceuticals and SmithKline Beecham.  Following the acquisition of Neurex by Elan Corporation, he was appointed President and Chief Executive Officer of Elan Pharmaceuticals, the largest operating division of Elan, with operations in ten countries, focusing on acute care, pain management, and neurological disease.  Dr. Goddard also served as Chairman and Chief Executive Officer of ARYx Therapeutics.  As an outside board member, he served as lead director on the board of Onyx Pharmaceuticals and on the boards of other public companies including Adolor, A.P. Pharma, Molecular Devices and Xenoport.  Dr. Goddard completed his Ph.D. in the area of Etiology and Pathophysiology of colon cancer at St. Mary’s Hospital, University of London.

Corium also announced that Gary W. Cleary, Ph.D. would be retiring from the Board.

“We are very grateful to Gary Cleary for his many years of invaluable contributions to Corium’s growth,” said David L. Greenwood, Executive Chairman.  “As a co-founder of Corium and an early pioneer in the fields of drug delivery and polymer technology, Gary established the scientific groundwork for our proprietary technologies and development programs.”

About Corium

Corium International, Inc. is a commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty pharmaceutical products that leverage the company’s advanced transdermal and transmucosal delivery systems.  Corium has developed, and is the sole commercial manufacturer of, six prescription drug and consumer products with partners Teva Pharmaceuticals, Par Pharmaceuticals and Procter & Gamble.

The company has two proprietary transdermal platforms: Corplex™ for small molecules and MicroCor®, a biodegradable microstructure technology for small molecules and biologics, including vaccines, peptides and proteins.  The company’s late-stage pipeline includes a contraceptive patch currently in Phase 3 trials co-developed with Agile Therapeutics and additional transdermal products co-developed with Teva.  Corium has two internal pipeline programs in earlier stage clinical development for the treatment of osteoporosis and benign prostatic hyperplasia.  For further information, please visit www.coriumgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy, clinical trial plans and the advancement of our technologies and our proprietary and partnered products and product candidates. Forward-looking statements are based on management’s current expectations and projections and are subject to risks and uncertainties, which may cause Corium’s actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Corium’s business and its financial results are detailed in our filings with the Securities and Exchange Commission, including Corium’s most recent Form 10-Q filed with the Securities and Exchange Commission on August 12, 2014, and other reports as filed from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Corium undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Investor and Media Contact:

Karen L. Bergman

BCC Partners

kbergman@bccpartners.com

650-575-1509